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                                                                    Exhibit 10.3


                          MUTUAL TERMINATION AGREEMENT


     This MUTUAL TERMINATION AGREEMENT (the "Agreement") is made and entered into effective as of the 4th day of October, 2001, by and between Optical Sensors Incorporated, a Delaware corporation (the "Company"), and Circle F Ventures, LLC ("Circle F").

                                    RECITALS

     WHEREAS, Company and Circle F are parties to a Bridge Loan Agreement dated July 26, 2001, which was made effective as of May 1, 2001 (the "Loan Agreement"), to govern Circle F's advances of up to an aggregate in $1,500,000 in cash funds to the Company;

     WHEREAS, Company executed a Convertible Promissory Note dated July 26, 2001 in favor of Circle F representing its obligations to Circle F for such advances under the Loan Agreement (the "Convertible Note");

     WHEREAS, Circle F has advanced, including those funds advanced on the effective date hereof, a total of $1,154,000 to the Company under the Loan Agreement; and

     WHEREAS, The parties desire to terminate the Loan Agreement in order to limit the advances at $1,154,000, but still desire the terms of the Loan Agreement and Convertible Note to govern such funds that have already been advanced.

                                    AGREEMENT

     NOW, THEREFORE, in consideration of the covenants set forth in this Agreement and for other good and valuable consideration, the parties agree as follows:

     1. Termination of Loan Agreement. Except for the obligations identified in
Section 2 below, Company and Circle F hereby terminate the Loan Agreement.

     2. Post-Termination Obligations. Upon termination of the Loan Agreement, Company and Circle F shall remain bound for the performance of all obligations under the Loan Agreement related to $1,154,000 funds that have already been advanced, all of which shall survive the termination of the Loan Agreement, and Company shall remain bound to Circle F for the $1,154,000 in advances under the Convertible Note.

     3. Miscellaneous. This Agreement, together with the Loan Agreement and the Convertible Note, constitute the entire agreement of the parties relative to its subject and shall not be waived, altered or rescinded in whole or in part, except by an express writing by the parties. The provisions of this Agreement are severable and the invalidity or unenforceability of any of them shall not affect the remainder of this Agreement.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.


Optical Sensors Incorporated                Circle F Ventures, LLC

By:                                         By:
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Title:                                      Title:
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